                                                                    Exhibit 99.2


              TERAYON REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

Santa Clara, California - July 26, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband access, delivery and management platforms, today reported financial results in line with previous guidance for the quarter ended June 30, 2004.

     Revenues for the second quarter of 2004 were $42.8 million, an increase of 40% compared to $30.6 million for the second quarter of 2003, and an increase of 4% from $41.2 million for the first quarter of 2004. Net loss for the second quarter of 2004 was $4.9 million, or $0.06 per share, which compares favorably to a net loss of $13.1 million, or $0.18 per share, for the second quarter of 2003 and a net loss of $10.2 million, or $0.14 per share, for the first quarter of 2004. The results for the second quarter of 2004 include a charge of $3.6 million, or $0.04 per share, related to restructuring activities and executive separation payments. The results for the first quarter of 2004 included a charge of $3.4 million, or $0.05 per share, related to restructuring activities and related asset write-offs.

     "We are pleased with the record sales of our Digital Video Solutions product line, and the strong sales performance of our Subscriber product line," said Zaki Rakib, Terayon's Chief Executive Officer. "Our video business is benefiting from the increased number of HDTV offerings by cable and satellite operators, combined with growing demand for the Terayon CherryPicker's unique digital ad insertion capabilities. While our CMTS sales were weaker than expected due to slower than anticipated deployments from existing customers - particularly in Asia and to a lesser degree in Europe - combined with increased competition, we believe recent actions we've undertaken will enable us to improve our sales execution and win new business in these regions."

     Significant developments during the quarter include: (i) the expansion of the Terayon BP line of digital broadcast solutions, which provide broadcasters with a range of cost-effective solutions for distributing, branding, localizing and managing their programming while ensuring optimal picture quality and bandwidth efficiency; (ii) the introduction of the Terayon FLEXable Commercial Services solution, which allows cable operators to offer new, revenue-generating commercial-grade voice and data services to the corporate market; (iii) the recognition by Kinetic Strategies of Terayon's position as the number two worldwide cable modem supplier for two quarters running; and (iv) the partnership with TANDBERG Television to integrate and resell Terayon's CherryPicker digital streams management system and other Terayon digital video solutions worldwide.

     "Today we've also announced that Jerry Chase is joining Terayon as its new CEO. We believe that under Jerry, Terayon is well positioned to capitalize on its leadership in digital video solutions and on our one year plus industry leadership in delivering the only end to end DOCSIS 2.0 solutions as cable operators accelerate the roll out of advanced services to their customers," said Rakib. "In my new role as Chairman of the Board, I look forward to assisting Terayon achieve its mission of bringing the power of broadband to anyone, anywhere, at any time."

     Terayon's Digital Video Solutions product line had revenues of $7.5 million in the second quarter of 2004, compared to $3.7 million in the second quarter of 2003 and $6.1 million in the first quarter of 2004. The Subscriber product line had revenues of $25.0 million in the second quarter of 2004, compared to $17.0 million in the second quarter of 2003 and $23.8 million in the first quarter of 2004. The CMTS product line had revenues of $10.3 million in the second quarter of 2004, compared to $8.6 million in the second quarter of 2003 and $11.1 million in the first quarter of 2004. In addition, due to divestiture of the legacy telecom product line in July 2003, there were no revenues for this product line in the second quarter of 2004, compared to $1.3 million in the second quarter of 2003.

     Terayon ended the second quarter with $116.0 million in cash, cash equivalents and short-term investments, and $65.1 million in convertible debt due in 2007. Accounts receivable days sales outstanding (DSO) as of June 30, 2004 was 59 days, compared with 63 days reported as of March 31, 2004.

BUSINESS OUTLOOK

     For the third quarter of 2004, Terayon expects to report revenues in the range of $38 million to $41 million and anticipates a net loss in the range of $0.02 to $0.04 per share.

MANAGEMENT UPDATES

     In a separate press release today, Terayon announced the appointment of Jerry D. Chase as Chief Executive Officer.

     Today, Terayon also announced the resignation of Arthur T. Taylor from his role as Senior Vice President, CFO. Taylor is leaving to assume the role of CFO of a larger, publicly traded company. Edward Lopez, Terayon's Senior Vice President, General Counsel since 1999, has been appointed acting CFO. Terayon has begun a search for Taylor's successor.

     "I want to personally thank Art for his service to the company and his many contributions as CFO," said Rakib. "Art has built a strong finance organization along with sound financial processes and controls during his tenure here. His dedication and leadership have contributed to the significant progress we've made in improving our financial performance and operational execution, and he leaves us well positioned for future growth and profitability. We wish him well in his new endeavors."

     Terayon will host a conference call today at 2 p.m. Pacific Time to further discuss its second quarter 2004 financial performance. A live audio webcast of the call will be available to the public from Terayon's website at www.terayon.com/investor. In addition, a replay of the conference call will be available via telephone beginning July 26 at approximately 4 p.m. Pacific Time, and will be available through the close of business on August 26, 2004. Participants can access the replay by dialing 877-213-9653 (U.S.) or 630-652-3041
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(international). The access code for the replay is 9424090. A replay of the audio webcast will also be available online at www.terayon.com/investor.

ABOUT TERAYON

     Terayon Communication Systems, Inc. provides access, delivery and management platforms for broadband providers, cable companies, satellite operators and broadcasters for the delivery of advanced, carrier-class voice, data and video services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

                                     # # #


"SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon that involve risks and uncertainties. These statements include the continued validation by cable operators of the advantages of Terayon's DOCSIS 2.0 and digital video solutions, anticipated benefits relating to Terayon's CMTS business as a result of various initiatives, the appointment of Mr. Chase as the new Chief Executive Officer and his ability to capitalize on Terayon's leadership in digital video solutions and the preliminary guidance on third quarter 2004 revenues and net loss per share. These forward-looking statements are based on current expectations and Terayon assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. Terayon's actual results could differ materially from those described in this press release, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers; the deployment of Terayon's products in specific markets; Terayon's ability to lower and align its operating expenses with market conditions, the continuation of improving trends in the cable industry, and transitional challenges as a result of the changes in senior management staff, as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission. For more information about these and other potential factors that could affect Terayon's business and financial results, see the discussion of `Risk Factors' in Terayon's most recent 10-K and 10-Q filings, available on the SEC's website at www.sec.gov.

                       TERAYON COMMUNICATION SYSTEMS, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                  THREE MONTHS ENDED
                                                    ------------------------------------------------
                                                    JUNE 30, 2004    MARCH 31, 2004    JUNE 30, 2003
                                                    -------------    --------------    -------------
Revenues                                               $ 42,782         $ 41,168         $ 30,599
Cost of product revenues                                 27,660           28,771           23,736
                                                       --------         --------         --------
   Gross profit                                          15,122           12,397            6,863
                                                       --------         --------         --------
Operating expenses:
   Research and development                               8,516            9,467           10,432
   Sales and marketing                                    5,411            7,221            6,560
   General and administrative                             2,953            2,436            3,000
   Executive severance, restructuring costs
   and asset write-offs                                   3,579            3,367             (115)
                                                       --------         --------         --------
       Total operating expense                           20,459           22,491           19,877
                                                       --------         --------         --------
Loss from operations                                     (5,337)         (10,094)         (13,014)
Interest income                                             460              452              909
Interest expense                                           (826)            (819)            (814)
Other income (expense)                                      921              280             (160)
                                                       --------         --------         --------
Loss before income tax expense                           (4,782)         (10,181)         (13,079)
Income tax expense                                          (79)             (66)             (60)
                                                       --------         --------         --------
Net loss                                               $ (4,861)        $(10,247)        $(13,139)
                                                       ========         ========         ========
Net loss per share, basic and diluted                  $  (0.06)        $  (0.14)        $  (0.18)
                                                       ========         ========         ========
Shares used in per share calculation, basic and
diluted                                                  75,551           75,516           73,721
                                                       ========         ========         ========

                       TERAYON COMMUNICATION SYSTEMS, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                   SIX MONTHS ENDED
                                                            ------------------------------
                                                            JUNE 30, 2004    JUNE 30, 2003
                                                            -------------    -------------
Revenues                                                       $ 83,949         $ 52,867
Cost of product revenues                                         56,430           43,328
                                                               --------         --------
   Gross profit                                                  27,519            9,539
                                                               --------         --------
Operating expenses:
   Research and development                                      17,984           23,434
   Sales and marketing                                           12,632           13,290
   General and administrative                                     5,388            6,728
   Executive severance, restructuring costs and asset
   write-offs                                                     6,946            3,046
                                                               --------         --------
       Total operating expense                                   42,950           46,498
                                                               --------         --------
Loss from operations                                            (15,431)         (36,959)
Interest income                                                     912            1,811
Interest expense                                                 (1,643)          (1,651)
Other income (expense)                                            1,200             (200)
                                                               --------         --------
Loss before income tax expense                                  (14,962)         (36,999)
Income tax expense                                                 (146)            (129)
                                                               --------         --------
Net loss                                                       $(15,108)        $(37,128)
                                                               ========         ========
Net loss per share, basic and diluted                          $  (0.20)        $  (0.50)
                                                               ========         ========
Shares used in per share calculation, basic and diluted          75,534           73,715
                                                               ========         ========

                       TERAYON COMMUNICATION SYSTEMS, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                         JUNE 30,       DECEMBER 31,
                                                           2004            2003
                                                         --------        --------
ASSETS
Current assets:
   Cash and cash equivalents                             $ 47,783        $ 30,188
   Short-term investments                                  68,489         108,452
   Accounts receivable, net                                27,884          29,799
   Other receivables, net                                   2,339           3,662
   Inventories, net                                        21,403          16,364
   Prepaid expenses and other assets                        1,982           2,883
                                                         --------        --------
       Total current assets                               169,880         191,348
                                                         --------        --------
Property and equipment, net                                10,045          11,871
Restricted cash and other assets, net                      11,432          12,021
                                                         --------        --------
       Total assets                                      $191,357        $215,240
                                                         ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                      $ 16,480        $ 26,049
   Accrued payroll and other liabilities                   29,728          29,356
                                                         --------        --------
       Total current liabilities                           46,208          55,405
                                                         --------        --------
Non-current liabilities                                    68,237          68,447
Stockholders' equity                                       76,912          91,388
                                                         --------        --------
       Total liabilities and stockholders' equity        $191,357        $215,240
                                                         ========        ========